UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	May 13, 2013
(May 9, 2013)

Exact Name of Registrant as Specified
Commission	in Charter, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
(505) 241-2700

______________________________

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
On May 9, 2013, PNM Resources, Inc. (“PNMR”) held its Annual Meeting of Stockholders (the “Meeting”). At the Meeting, PNMR’s stockholders voted on the election of the nine nominated directors to serve for the ensuing year; on a proposal to ratify the appointment of KPMG LLP to serve as PNMR’s independent public accountants for the year ending December 31, 2013; on a proposal to approve, on an advisory basis, the compensation of PNMR’s named executive officers (“NEOs”); and on a shareholder proposal (“Shareholder Proposal”) regarding adoption of a policy to require an independent chairman.
As of March 20, 2013, the record date for the Meeting, there were 79,653,624 shares of PNMR’s common stock outstanding and entitled to vote at the Meeting.
All matters voted on at the Meeting, other than the Shareholder Proposal, were approved by PNMR’s stockholders. Set forth below are the final voting results for each of the proposals submitted to a vote of PNMR’s stockholders at the Meeting.
At the Meeting, PNMR’s common stockholders elected, by the vote indicated below, the following nine persons as directors, each to serve as such until PNMR’s annual meeting of stockholders to be held in 2014:

Director	Votes For	Votes Withheld	Broker Non-Votes
Adelmo E. Archuleta	67,012,231	222,203	5,297,052
Patricia K. Collawn	66,077,261	1,157,173	5,297,052
Julie A. Dobson	66,939,959	294,475	5,297,052
Alan J. Fohrer	67,010,620	223,814	5,297,052
Robert R. Nordhaus	66,985,498	248,936	5,297,052
Bonnie S. Reitz	66,998,923	235,511	5,297,052
Donald K. Schwanz	67,014,612	219,822	5,297,052
Bruce W. Wilkinson	67,007,143	227,291	5,297,052
Joan B. Woodard, Ph.D	67,010,021	224,413	5,297,052

At the Meeting, PNMR’s common stockholders approved the proposal to ratify the appointment of KPMG LLP to serve as PNMR’s independent public accountants for the year ending December 31, 2013, by the vote indicated below:

Votes For	Votes Against	Abstentions
72,099,059	274,831	157,596

At the Meeting, PNMR’s common stockholders approved, on an advisory basis, the compensation of PNMR’s NEOs, by the vote indicated below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
60,420,399	864,573	5,949,462	5,297,052

At the Meeting, PNMR’s common stockholders did not approve the Shareholder Proposal, by the vote indicated below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,711,208	54,304,942	218,284	5,297,052

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
(Registrant)

Date: May 13, 2013	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller
(Officer duly authorized to sign this report)